Exhibit 99.1

Pier 1 Imports, Inc. Reports First Quarter Fiscal 2019 Financial Results; Provides Q2 Outlook; Full Year Fiscal 2019 Guidance Remains Unchanged

FORT WORTH, Texas--(BUSINESS WIRE)--June 27, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the first quarter ended June 2, 2018.

First Quarter Fiscal 2019 Summary

  Company comparable sales decreased 8.2%;
  Net sales decreased 9.2% to $371.9 million;
  Net loss of $28.5 million, or ($0.36) per share, better than Company guidance; and
  Management unveiled its three-year strategic plan, Pier 1 2021: A New Day.

“We unveiled our three-year strategic plan in April 2018, at which point we laid out our expectations for the first quarter, full year fiscal 2019 and our overall three-year plan. Our first quarter performance was in line with those expectations,” said Alasdair James, President and CEO. “One quarter into our three-year journey, we are on track with execution and preparing for the re-launch of the Pier 1 brand this fall. Our teams are focused on strengthening our value proposition through refreshed merchandise assortments and sharper pricing; creating a more compelling shopping experience through enhanced merchandising and messaging; and developing dynamic marketing programs to support our new brand positioning – ‘Pier 1: This is me’.”

First Quarter Fiscal 2019 Results of Operations

Net sales for the first quarter of fiscal 2019 decreased 9.2% to $371.9 million, compared to $409.5 million for the first quarter of fiscal 2018. Company comparable sales decreased 8.2% versus the year-ago period. The Company operated 997 stores at the end of the quarter, a decrease of 19 from the first quarter of fiscal 2018.

Gross profit for the first quarter of fiscal 2019 totaled $120.1 million, or 32.3% of net sales, compared to $151.6 million, or 37.0% of net sales, for the first quarter of fiscal 2018.

Selling, general and administrative (“SG&A”) expenses for the first quarter of fiscal 2019 were $138.6 million, or 37.3% of net sales, compared to $140.2 million, or 34.2% of net sales, for the first quarter of fiscal 2018. The following table details the breakdown of SG&A expenses for the first quarter of fiscal 2019 as compared to last year (in millions).

	13 Weeks Ended
	June 2, 2018		May 27, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$56.6	15.2%	$56.1	13.7%
Operational expenses	20.6	5.5%	20.6	5.0%
Marketing	26.5	7.1%	29.5	7.2%
Other selling, general and administrative	34.9	9.4%	34.0	8.3%
Total selling, general and administrative	$138.6	37.3%	$140.2	34.2%

Operating loss for the first quarter of fiscal 2019 was $31.3 million compared to operating loss of $2.3 million last year. Net loss for the first quarter of fiscal 2019 totaled $28.5 million, or ($0.36) per share, compared to net loss of $3.0 million, or ($0.04) per share, a year ago. EBITDA (earnings before interest, taxes, depreciation and amortization) in the first quarter of fiscal 2019 was negative $18.7 million compared to $11.6 million in the first quarter of fiscal 2018. A reconciliation of this non-GAAP measure to GAAP is provided below.

Balance Sheet Highlights

As of June 2, 2018, the Company had $156.8 million of cash and cash equivalents, $192.5 million outstanding under its senior secured term loan and no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the close of the first quarter decreased 21.2% to $329.7 million, compared to $418.4 million a year ago.

Fiscal 2019 Outlook

The Company provided the following financial guidance for the second quarter and full year of fiscal 2019. Full year company comparable sales are on a 52-week basis. Full year per share data assumes approximately 80.5 million shares outstanding on a fully diluted basis.

Guidance Metric	Second Quarter	Full Year Fiscal 2019
· Company comparable sales	(7.0%) to (6.0%)	1.5% to 2.5%
· Net loss (GAAP)	($47) million to ($43) million	($29) million to ($14) million
· EBITDA (non-GAAP)	($40) million to ($36) million	$30 million to $50 million
· Loss per share (GAAP)	($0.58) to ($0.54)	($0.36) to ($0.17)

First Quarter Fiscal 2019 Financial Results Conference Call

The Company will hold a conference call to discuss first quarter fiscal 2019 financial results at 3:30 p.m. Central Time/4:30 p.m. Eastern Time on Wednesday, June 27, 2018. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 1376468.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references EBITDA, a non-GAAP financial measure.

The Company believes that EBITDA allows management and investors to understand and compare results in a more consistent manner for the periods presented. EBITDA, as a non-GAAP financial measure, should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful indicator of the Company’s performance, which provides useful information to investors regarding its financial condition and results of operations. Management uses EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. EBITDA should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income (loss) as a measure of operating performance. A reconciliation of net loss to EBITDA is shown below for the periods indicated (in millions).

		13 Weeks Ended
		June 2, 2018		May 27, 2017
		$ Amount	% of Sales	$ Amount	% of Sales
EBITDA (non-GAAP)		$(18.7)	(5.0)%	$11.6	2.8%
Less:	Income tax benefit	(6.1)	(1.6)%	(1.8)	(0.5)%
	Interest expense, net	2.9	0.8%	2.7	0.7%
	Depreciation	12.9	3.4%	13.7	3.4%
Net loss (GAAP)		$(28.5)	(7.7)%	$(3.0)	(0.7)%

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of initiatives implemented in connection with the Company’s Pier 1 2021: A New Day three-year strategic plan; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	13 Weeks Ended
	June 2,	% of	May 27,	% of
	2018	Sales	2017	Sales

Net sales	$371,864	100.0%	$409,525	100.0%

Cost of sales	251,725	67.7%	257,928	63.0%

Gross profit	120,139	32.3%	151,597	37.0%

Selling, general and administrative expenses	138,580	37.3%	140,195	34.2%
Depreciation	12,900	3.4%	13,723	3.4%

Operating loss	(31,341)	(8.4%)	(2,321)	(0.6%)

Nonoperating (income) and expenses:
Interest, investment income and other	(317)		(570)
Interest expense	3,550		3,048
	3,233	0.9%	2,478	0.6%

Loss before income taxes	(34,574)	(9.3%)	(4,799)	(1.2%)
Income tax benefit	(6,071)	(1.6%)	(1,813)	(0.5%)

Net loss	$(28,503)	(7.7%)	$(2,986)	(0.7%)

Loss per share:
Basic	$(0.36)		$(0.04)

Diluted	$(0.36)		$(0.04)

Dividends declared per share:	$-		$0.07

Average shares outstanding during period:
Basic	80,187		81,080

Diluted	80,187		81,080

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	June 2,	March 3,	May 27,
	2018	2018	2017
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments of $121,392, $115,456 and $152,978, respectively	$156,757	$135,379	$161,625
Accounts receivable, net	23,513	22,149	24,723
Inventories	329,747	347,440	418,424
Prepaid expenses and other current assets	48,136	48,794	31,464
Total current assets	558,153	553,762	636,236

Properties and equipment, net of accumulated depreciation of $567,522, $554,477 and $519,016, respectively	170,662	178,767	181,390
Other noncurrent assets	44,350	39,790	42,467
	$773,165	$772,319	$860,093

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$86,531	$71,279	$98,517
Gift cards and other deferred revenue	48,247	55,281	62,987
Accrued income taxes payable	3,048	2,301	25,635
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	124,523	106,268	129,330
Total current liabilities	264,349	237,129	318,469

Long-term debt	197,608	197,906	198,781
Other noncurrent liabilities	54,420	59,714	62,085

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized, 125,232,000 issued	125	125	125
Paid-in capital	180,525	168,424	157,760
Retained earnings	704,749	726,232	728,268
Cumulative other comprehensive loss	(7,374)	(7,477)	(8,306)
Less -- 42,758,000, 41,974,000 and 40,208,000 common shares in treasury, at cost, respectively	(621,237)	(609,734)	(597,089)
Total shareholders' equity	256,788	277,570	280,758
	$773,165	$772,319	$860,093

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	13 Weeks Ended
	June 2,	May 27,
	2018	2017

Cash flows from operating activities:
Net loss	$(28,503)	$(2,986)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	14,897	15,786
Stock-based compensation expense	310	1,100
Deferred compensation, net	751	750
Deferred income taxes	(7,705)	(1,216)
Other	(64)	382
Changes in cash from:
Inventories	17,625	(17,448)
Prepaid expenses and other assets	1,064	(1,142)
Accounts payable and other liabilities	34,196	34,129
Accrued income taxes payable, net of payments	667	(423)
Net cash provided by operating activities	33,238	28,932

Cash flows from investing activities:
Capital expenditures	(12,159)	(13,567)
Proceeds from disposition of properties	36	-
Proceeds from sale of restricted investments	1,279	1,164
Purchase of restricted investments	(636)	(526)
Net cash used in investing activities	(11,480)	(12,929)

Cash flows from financing activities:
Cash dividends	-	(5,646)
Purchases of treasury stock	-	(2,827)
Stock purchase plan and other, net	288	135
Repayments of long-term debt	(500)	(500)
Net cash used in financing activities	(212)	(8,838)

Effect of exchange rate changes on cash	(168)	-

Change in cash and cash equivalents	21,378	7,165

Cash and cash equivalents at beginning of period	135,379	154,460

Cash and cash equivalents at end of period	$156,757	$161,625

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com